EXHIBIT 99.1

SUN TO ACQUIRE TARANTELLA, INC.

SANTA CLARA, CALIF. — May 10, 2005 — Sun Microsystems, Inc. (NASDAQ: SUNW) and Tarantella, Inc. (OTC: TTLA.OB) today announced that they have entered into a definitive agreement pursuant to which Sun will acquire Tarantella for a cash purchase price of $0.90 per share, or approximately $25 million in the aggregate, and assumption of employee stock options. Tarantella is a leading provider of software that enables organizations to access and manage information, data and applications across virtually all platforms, networks and devices.

The transaction is subject to customary closing conditions, including regulatory approvals and the approval of Tarantella’s shareholders. The transaction is expected to be completed in the first quarter of Sun’s fiscal year 2006.

Sun will be hosting a conference call for press and analysts later today to discuss this transaction in more detail. For more information please contact Stephanie Von Allmen in Sun public relations department at 650-786-8589.

This press release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Statements regarding the expected date of completion of the transaction in the first quarter of Sun’s fiscal year 2006 and other statements included herein are forward-looking statements and subject to risks and uncertainties, including among others: uncertainties as to the timing of the merger, approval of the transaction by Tarantella’s shareholders and the satisfaction of closing conditions to the transaction, including closing conditions related to the consent of third parties.

About Tarantella, Inc.

Tarantella, Inc. (OTC: TTLA.OB) is a leading provider of secure application access software. Tarantella’s Secure Global Desktop family of products enables organizations to access and manage information, data and applications across virtually all platforms, networks and devices. Secure Global Desktop allows enterprise customers to web-enable any enterprise application without costly rewrites, bridging the gap between vendors and ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through the Internet, key industry partners, and a worldwide distribution network. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at http://www.tarantella.com. Tarantella, Secure Global Desktop and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc. in the United States and other countries. All other brand and product names are or may be trademarks of, and are used to identify the products or services of, their respective owners.

About Sun Microsystems, Inc.

Since its inception in 1982, a singular vision - “The Network Is The ComputerTM” - has propelled Sun Microsystems, Inc. (Nasdaq: SUNW) to its position as a leading provider of industrial-strength hardware, software and services that make the Net work. Sun can be found in more than 100 countries and on the World Wide Web at http://sun.com

Additional Information

Tarantella will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TARANTELLA AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of Tarantella seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Tarantella with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Investor Relations, Tarantella, Inc. at 425 Encinal Street, Santa Cruz, CA 95060 or 831 427 7222.

Tarantella’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from Tarantella stockholders in connection with the proposed transaction. Information about Tarantella’s directors and officers can be found in Tarantella’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

Sun, Sun Microsystems, the Sun logo, Solaris, Java, N1 and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.

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